UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2020

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(Address of principal executive offices)

(760) 745-9883

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2020, the Board of Directors (the “Board”) of One Stop Systems, Inc., a Delaware corporation (the “Company’), terminated the employment of the Company’s Chief Executive Officer, Steve Cooper. Mr. Cooper’s departure is not due to any disagreement with the Company regarding its financial reporting, policies or practices or any potential fraud relating thereto. Mr. Cooper will continue to serve as a member of the Board.

On February 15, 2020, the Board appointed David Raun as the Company’s interim Chief Executive Officer. Mr. Raun has served on the Board since December 2016. The Company anticipates that it will enter into a mutually acceptable employment agreement with Mr. Raun, which it will file by amendment to this Form 8-K. In connection with Mr. Raun’s appointment as interim Chief Executive Officer, Mr. Raun will remain on the Board.

Mr. Raun, 57, has served on the Board since December 2016. Mr. Raun previously served as the chief operations officer at Home Bay, an on-line technology base real estate company. Previously, Mr. Raun was the president, interim chief financial officer and COO of ASSIA, Inc. a Silicon Valley-based SaaS and strategic partner and solutions vendor to broadband service providers worldwide until August 2018. Prior to ASSIA, he was with PLX Technology, Inc., a publicly-traded company on Nasdaq, from 2004-2014 where he eventually became president, chief executive officer and a director. As president and chief executive officer he led the company to an acquisition by Avago (now Broadcom). Mr. Raun holds a B.S. in computer and electrical engineering from University of California, Santa Barbara. In all, Mr. Raun holds more than 20 years of experience at senior management and board levels in public and private companies.

There is no arrangement or understanding between Mr. Raun and any other person pursuant to which Mr. Raun was appointed as an executive officer. There are no family relationships between Mr. Raun and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Raun is not a participant in, nor is Mr. Raun to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with this appointment.

Item 7.01	Regulation FD Disclosure.

On February 18, 2020, the Company issued a press release announcing the termination of its Chief Executive Officer. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished with this report.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: February 18, 2020	By:	/s/ John W. Morrison, Jr.
John W. Morrison, Jr.
Chief Financial Officer